COMMERCIAL LEASE

Made the 19th day of December, 2011

BETWEEN

HAUTE INC.

A Corporation incorporated pursuant to the laws of the Province of Ontario

(the "Landlord")

-and-

SILVER DRAGON RESOURCES ~~INC.~~ LTD. M.H. PROVINCE M.H.

A Corporation incorporated pursuant to the laws of the ~~State~~ of ~~Delaware~~ ONTARIO M.H.

(the "Tenant")

In consideration of the rents, covenants and obligations stipulated herein the Landlord and the Tenant have agreed to enter into a Lease the premises located at and known municipally as 200 Davenport Road, Toronto Ontario, as more particularly described herein (the "Premises").

1. GRANT OF LEASE

(1) The Landlord leases the Premises to the Tenant:

(a) at the Rent set forth in Section 2;

(b) for the Term set forth in Section 3; and

(c) subject to the conditions and in accordance with the covenants, obligations and agreements herein.

(2) The Landlord covenants that it has the right to grant the leasehold interest in the Premises free from encumbrances except as disclosed on title.

2. RENT

(1) The Tenant covenants to pay to the Landlord, during the Term of this Lease Rent as follows:

The sum of **FORTY-SIX THOUSAND FIVE HUNDRED DOLLARS ($46,500.00)** per annum, payable monthly in advance in equal installments of **THREE THOUSAND EIGHT HUNDRED SEVENTY-FIVE DOLLARS ($3,875.00)** on the 1st day of each and every month, commencing on the first day of the Term as Basic Rent. Basic Rent shall be subject to H.S.T.

The sum of **FORTEEN THOUSAND EIGHT HUNDRED EIGHTY DOLLARS ($14,880.00)** per annum, payable monthly in advance in equal installments of **ONE THOUSAND TWO HUNDRED FORTY DOLLARS ($1,240.00)** on the 1st day of each and every month, commencing on the first day of the Term as Additional Rent. Additional Rent shall be subject to H.S.T.

The Tenant shall provide the Landlord with the sum of **ELEVEN THOUSAND FIVE HUNDRED AND FIFTY-NINE DOLLARS AND NINETY CENTS ($11,559.90)** on account of first and last months' Basic Rent and Additional Rent for the Premises plus H.S.T. upon the signing of this Lease. The Tenant shall also provide the Landlord with ~~Eleven (11)~~ Ten post-dated cheques in the sum of **FIVE THOUSAND SEVEN HUNDRED SEVENTY-NINE DOLLARS AND NINETY-FIVE CENTS ($5,779.95)** each prior to the commencement of the Term, and Twelve (12) post-dated cheques each year of the Term thereafter.

(2) Basic Rent and Additional Rent payable herein are based on a rental rate of $25.00 per square foot and $8.00 per square foot respectively, and the Premises containing 1,860 square feet of rentable area. The Landlord shall confirm the square footage by measuring the area of the Premises in accordance with the Building Owners and Managers

Association ("BOMA") standard method of measurement in effect as of the date of this Lease.

(3) Adjustment for Rent

Basic Rent and Additional Rent are collectively referred to as "Rent". Rent shall be considered as accruing from day to day hereunder, and where it becomes necessary for any reason to calculate Rent for an irregular period of less than one (1) year or less than one (1) calendar month, an appropriate apportionment and adjustment shall be made, including an apportionment and adjustment of Additional Rent and Adjusted Basic Rent for the fiscal years of the Landlord in which the tenancy created hereby commences and expires. Where the calculation of Additional Rent cannot be made until after the termination of this Lease, the obligation of the Tenant to pay such Additional Rent and Adjusted Basic Rent shall survive the termination hereof, and such amount shall be payable by the Tenant upon demand by the Landlord. If the Term commences on any day other than the first day of a month, Rent for such fraction of a month shall be adjusted, as aforesaid, and paid by the Tenant on the Commencement Date of the Term.

(4) Intent

The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net lease to the Landlord, that the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the use and occupancy thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Premises except as expressly herein set out, as Additional Rent and to effect the said intention of the parties the Tenant promises to pay the following expenses related to the Premises, inclusive of but not limited to:

(i) utilities (including but not limited to gas, electricity, water, heat, air-conditioning) unless separately metered, in which case the Tenant agrees to pay the utilities directly;

(ii) business taxes (if any) and licenses;

(ii) property taxes and rates, duties and assessments;

(iii) maintenance;

(iv) insurance premiums;

(v) Tenant shall pay an amount equal to any and all taxes, rates, duties, levies, charges and assessments whatsoever, whether or not in existence at the commencement of the Term, assessed, charged, imposed, levied or rated by any taxing authority, whether federal, provincial, municipal or otherwise on or against Landlord or Tenant, with respect to the Rent or any component thereof payable by Tenant to Landlord under this Lease or the rental of space under this Lease or the provision or supply of any goods, services or utilities, whatsoever by Landlord to Tenant under this Lease, whether any such tax rate, duty, levy, fee, charge or assessment is called or characterized as a sales, use, consumption, value-added, business transfer or harmonized sales tax or otherwise (collectively "H.S.T."). If the applicable legislation requires that any H.S.T. is to be collected by the Landlord, the amount of the H.S.T. so payable by Tenant shall be calculated by Landlord in accordance with the applicable legislation and shall be paid by Tenant to Landlord at the same time as Basic Rent is payable or at such other time or times as the applicable legislation may from time to time require. Despite any other provision of this Lease, the amount or amounts from time to time payable by Tenant under this paragraph shall be deemed not to be consideration for the supply of space under this Lease, but shall be considered to be Rent for purposes of Landlord's rights and remedies for non-payment and recovery of any such amounts;

(vi) All other reasonable charges, impositions, costs and expenses of every nature and kind whatsoever for and relating to the Premises without duplication.

All of which will be charged to the Tenant as "Additional Rent". Additional Rent shall be estimated by the Landlord prior to each year of the Term and shall be adjusted based on the Landlord's actual costs, within a reasonable period of time following each year of the Term.

(5) The parties hereto agree that any money required to be paid as Additional Rent as set forth in this Lease shall be deemed to be and be collectable as Rent and the Landlord shall have the same remedies in respect of arrears of Additional Rent as it has in respect of arrears of Basic Rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with the next instalment of Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same.

(6) All payments to be made by the Tenant pursuant to this Lease shall be delivered to the Landlord at the Landlord's address for service set out in Section 15 or to such other place as the Landlord may from time to time direct in writing.

(7) The Tenant acknowledges and agrees that the payments of Rent provided for in this Lease shall be made without any deduction for any reason whatsoever unless expressly allowed by the terms of this Lease or agreed to by the Landlord in writing; and

(8) No partial payment by the Tenant which is accepted by the Landlord shall be considered as other than a partial payment on account of Rent owing and shall not prejudice the Landlord's right to recover any Rent owing.

M.H

K.H

3. TERM, POSSESSION and RENEWAL

(1) The Tenant shall have possession of the Premises for a period of Three (3) years commencing on the 1st day of ~~April~~ JUNE 1, 2012, and ending on the ~~31st~~ 30 day of ~~March~~ MAY, 2015, (the "Term"). The Tenant shall be permitted access to the Premises as of March 11, 2012 for the purpose of preparing the Premises for use.

(2) Subject to the Landlord's rights under this Lease, and as long as the Lease is in good standing the Landlord covenants that the Tenant shall have quiet enjoyment of the Premises during the Term of this Lease without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming through the Landlord.

(3) Provided the Tenant is not in recurring default hereunder, upon providing a minimum of Nine (9) months' written notice to the Landlord, the Tenant shall have One (1) right to renew the Lease for a further Three (3) year term on the same terms and conditions as the terms herein save and except for the following:

(a) there shall be no further right of renewal; and

(b) Basic Rent payable by the Tenant shall be based on the then current rental rate for similar premises within the vicinity of the Premises, provided that, in no event shall Basic Rent payable by the Tenant in the renewal term be less than Basic Rent payable by the Tenant in the last year of the Term.

In the event the Landlord and the Tenant are unable to agree on the amount of Basic Rent to be paid during the renewal term within Sixty (60) days of the end of the Term, the matter shall be referred to arbitration in accordance with the Arbitration Act, Ontario.

4. ASSIGNMENT

(1) The Tenant shall not assign this Lease or sublet the whole or any part of the Premises unless it first obtains the consent of the Landlord in writing, which consent may not be unreasonably withheld, and the Tenant hereby waives its right to the benefit of any present or future Act of the Legislature of Ontario which would allow the Tenant to assign this Lease or sublet the Premises without the Landlord's consent.

(2) The consent of the Landlord to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting.

(3) Any consent granted by the Landlord shall be conditional upon the assignee, sublessee or occupant executing a written agreement directly with the Landlord agreeing to be bound by all the terms of this Lease as if the assignee or sublessee had originally executed this Lease as Tenant.

(4) Any consent given by the Landlord to any assignment or other disposition of the Tenant's interest in this Lease or in the Premises shall not relieve the Tenant from its obligations under this Lease, including the obligation to pay Rent as provided for herein.

(5) The Tenant shall be responsible for all costs incurred by the Landlord in providing its consent

(6) Conditions of Consent

Prior to any consent being given, the Landlord shall be entitled to be satisfied as to the following:

(a) that the Tenant has regularly and duly paid all amounts to be paid by it hereunder and has performed all the covenants and provisos contained in this Lease on the part of the Tenant to be paid and performed and that the Tenant is in good standing under all such covenants, terms and provisos; and

(b) the financial ability and business standing of the proposed assignee or sublessee is satisfactory to the Landlord and that the nature of the business to be carried on in the Premises shall not conflict with any other businesses then being carried on by the Landlord, any tenants or occupants of the Building, or possibly put the Landlord in breach of any restrictive covenants which it may have granted.

5. USE

(1) During the Term of this Lease the Premises shall not be used for any purpose other than for general office purposes without the express consent of the Landlord given in writing.

(2) The Tenant shall not do or permit to be done at the Premises anything which may:

(a) constitute a nuisance;

(b) cause damage to the Premises;

(c) cause injury or annoyance to occupants of neighboring premises;

(d) make void or voidable any insurance upon the Premises;

(e) constitute a breach of any by-law, statute, order or regulation of any municipal, provincial or other competent authority relating to the Premises.

6. REPAIR AND MAINTENANCE

(1) The Tenant covenants that during the term of this Lease and any renewal thereof the Tenant shall keep in good condition the Premises including all alterations and additions (if approved by the Landlord) made thereto, and shall, with or without notice, promptly make all needed repairs and all necessary replacements as would a prudent owner. If the Tenant refuses or neglects to keep the Premises in good repair the Landlord may, but shall not be obliged to, make any necessary repairs, and the Tenant shall pay the cost of them (plus a premium equal to 15% of the cost of the repairs) immediately upon being invoiced for such costs and premium by the Landlord.

(2) The Tenant shall keep, operate and maintain the Premises in a clean and sanitary condition having regard to the nature of the business operations being carried on therein and shall leave the Premises in a reasonably tidy condition at the end of each day. The Tenant shall be responsible for the cost of cleaning the Premises and removing all of its trash.

(3) Upon the expiry of the Term or other termination of this Lease the Tenant agrees peaceably to surrender the Premises, including any alterations or additions made thereto, to the Landlord in broom swept condition, in a state of good repair, reasonable wear and tear and damage by fire, lightning and tempest only excepted.

(4) The Tenant shall immediately give written notice to the Landlord of any substantial damage that occurs to the Premises from any cause.

7. ALTERATIONS AND ADDITIONS.

All alterations and additions ("Alterations") to the Premises made by or on behalf of the Tenant shall immediately become the property of the Landlord without compensation to the Tenant. If the Tenant, during the Term of this Lease or any renewal thereof, desires to make any Alternations to the Premises, including but not limited to: erecting partitions, attaching equipment, and installing necessary furnishings or additional equipment of the Tenant's business, the Tenant may do so at its own expense, at any time and from time to time, if the following conditions are met:

(a) before undertaking any Alterations, the Tenant shall submit to the Landlord a plan showing the proposed Alterations or additions and the Tenant shall not proceed to make any Alterations or addition unless the Landlord has approved the plan and the Landlord shall not unreasonably or arbitrarily withhold its approval, and items included in the plan which are regarded by the Tenant as "Trade Fixtures" shall be designated as such on the plan; and

(b) any and all Alternations to the Premises made by the Tenant must comply with all applicable building code standards, by-laws, regulations and legislation of the municipality in which the Premises are located and the Province of Ontario.

(c) Any Alterations made by the Tenant without the prior written consent of the Landlord or which are not substantially in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at its expense and the Premises restored to their previous condition.

The Tenant shall be responsible for and pay the cost of any Alterations, installations or improvements that any governing authority, municipal, provincial or otherwise, may require to be made in, on or to the Premises.

The Tenant agrees, at its own expense and by whatever means may be necessary, immediately to obtain the release or discharge of any encumbrance that may be registered against the Landlord's property in connection with any Alterations to the Premises made by the Tenant or in connection with any other activity of the Tenant.

8. INSURANCE

(1) Tenant's Insurance

(a) The Tenant shall throughout the Term, at its own cost and expense, take out and keep in full force and effect and in the names of the Tenant, the Landlord and the Mortgagee as their respective interests may appear the following insurance:

(i) Insurance upon property of every description and kind owned by the Tenant or for which the Tenant is legally liable and which is located within the Premises in an amount of not less than ninety percent (90%) of the full replacement value thereof and with coverage against at least the perils of fire and standard extended coverage including sprinkler leakages (where applicable);

(ii) Broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in the amount of not less than the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Premises;

(iii) Public liability and property damage insurance including personal injury liability, tenant legal liability, contractual liability and owners' protective insurance coverage with respect to the Premises. Such policies shall be written on a comprehensive basis within inclusive limits of not less than Five Million Dollars ($5,000,000.00) for bodily injury or property damage or such higher limits as the Landlord or the Mortgagee may reasonably require from time to time;

(iv) Any other form of insurance as the Landlord or the Mortgagee may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would insure.

(b) All policies required to be written on behalf of the Tenant pursuant to this Section shall contain the Mortgagee's standard mortgage clause, if required by the Mortgagee, and shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible.

(c) All policies shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance on the Landlord's standard form or if required by the Landlord or the

Mortgagee certified copies of each such insurance policy will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All policies shall contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof.

(d) The Tenant agrees that if the Tenant fails to take out or keep in force any such insurance referred to in this Section, or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not rectify the situation immediately after written notice by the Landlord to the Tenant, the Landlord has the right without assuming any obligation in connection therewith to affect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as Additional Rent without prejudice to any other rights and remedies of the Landlord under this Lease.

(e) Increase in Fire Insurance Premium

The Tenant covenants with the Landlord that the Tenant will not do or omit or permit to be done or omitted upon the Premises anything which shall be or result in a nuisance or which shall cause any increase of premium for the fire, boiler and/or casualty rates on the Premises or the Building or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Premises and the Tenant shall pay such additional premium on the fire, boiler and/or casualty insurance policies. The Tenant also shall pay in such event any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire. If notice of cancellation shall be given respecting any insurance policy or if any insurance policy upon the Premises or the Building or any part thereof shall be cancelled or refused to be renewed by an insurer by reason of the use or occupation of the Premises or any part thereof or the acts or omissions of the Tenant, the Tenant shall forthwith remedy or rectify such use or occupation upon request to do so in writing by the Landlord, and if the Tenant shall fail to do so within twenty-four (24) hours of such written request, the Landlord shall have the right to enter the Premises and rectify the situation, without liability to the Tenant for any loss or damage occasioned by such entry and rectification, or shall be entitled to hold the Tenant liable for any damage or loss resulting from such cancellation or refusal, or the Landlord may at its option terminate this Lease forthwith by leaving upon the Premises notice in writing of its intention so to do, and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination of the Lease, and together with an amount equal to the Minimum Rent payable under Section 3.01 hereof for a period of one (l) year as liquidated damages, and the Tenant shall immediately deliver up possession of the Premises to the Landlord. In determining whether increased premiums are the result of the Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make the fire insurance rate of the Premises. Bills for such additional premiums shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be and be paid as Additional Rent.

(2) The Tenant covenants to keep the Landlord indemnified against all claims and demands whatsoever by any person, whether in respect of damage to person or property, arising out of or occasioned by the maintenance, use or occupancy of the Premises or the subletting or assignment of same or any part thereof. And the Tenant further covenants to indemnify the Landlord with respect to any encumbrance on or damage to the Premises occasioned by or arising from the act, default, or negligence of the Tenant, its officers, agents, servants, employees, contractors, customers, invitees or licensees, and the Tenant agrees that the foregoing indemnity shall survive the termination of this Lease notwithstanding any provisions of this Lease to the contrary.

9. DAMAGE TO THE PREMISES

(1) If the Premises or the building in which the Premises are located, are damaged or destroyed, in whole or in part, by fire or other peril, then the following provisions shall apply:

(a) if the damage or destruction renders the Premises unfit for occupancy and impossible to repair or rebuild using reasonable diligence within 120 days from the happening of such damage or destruction, then the Term hereby granted shall cease from the date the damage or destruction occurred, and the Tenant shall immediately surrender the remainder of the Term and give possession of the Premises to the Landlord, and the Rent from the time of the surrender shall abate;

(b) If the Premises can with reasonable diligence be repaired and rendered fit for occupancy within 120 days from the happening of the damage or destruction, but the damage renders the Premises wholly unfit for occupancy, then the Rent hereby reserved shall not accrue after the day that such damage occurred, or while the process of repair is going on, and the Landlord shall repair the Premises with all reasonable speed, and the Tenant's obligation to pay Rent shall resume immediately after the necessary repairs have been completed;

(c) If the Premises can be repaired within 120 days as aforesaid, but the damage is such that the Premises are capable of being partially used, then until such damage has been repaired, the Tenant shall continue in possession and the Rent shall abate proportionately.

(2) Any question as to the degree of damage or destruction or the period of time required to repair or rebuild shall be determined by an architect retained by the Landlord.

(3) Apart from the provisions of Section 8(1) there shall be no abatement from or reduction of the Rent payable by the Tenant, nor shall the Tenant be entitled to claim against the Landlord for any damages, general or special, caused by fire, water, sprinkler systems, partial or temporary failure or stoppage of services or utilities which the Landlord is obliged to provide according to this Lease, from any cause whatsoever.

10. ACTS OF DEFAULT AND LANDLORD'S REMEDIES

(1) An Act of Default has occurred when:

(a) the Tenant has failed to pay Rent for a period of Five (5) consecutive days following the date when such payment was due, regardless of whether demand for payment has been made or not;

(b) Other than the payment of Rent, the Tenant has breached its covenants or failed to perform any of its obligations under this Lease; and

(i) the Landlord has given notice specifying the nature of the default and the steps required to correct it; and

(ii) the Tenant has failed to correct the default as required by the notice;

(c) the Tenant has:

(i) become bankrupt or insolvent or made an assignment for the benefit of Creditors;

(ii) had its property seized or attached in satisfaction of a judgment;

(iii) had a receiver appointed;

(iv) committed any act or neglected to do anything with the result that a Construction Lien or other encumbrance is registered against the Landlord's property;

(v) without the consent of the Landlord, made or entered into an agreement to make a sale of its assets to which the Bulk Sales Act applies;

(vi) taken action if the Tenant is a corporation, with a view to winding up, dissolution or liquidation;

(d) any insurance policy is cancelled or not renewed by reason of the use or occupation of the Premises, or by reason of non-payment of premiums;

(e) the Premises are used by any other person or persons, or for any purpose other than as provided for in this Lease without the written consent of the Landlord.

(2) When an Act of Default on the part of the Tenant has occurred:

(a) the current month's Rent together with the next three months' Rent shall become due and payable immediately; and

(b) the Landlord shall have the right (but not the obligation) to terminate this Lease and to re-enter the Premises and deal with them as it may choose.

(3) If, because an Act of Default has occurred, the Landlord exercises its right to terminate this Lease and re-enter the Premises prior to the end of the Term, the Tenant shall nevertheless be liable for payment of Rent and all other amounts payable by the Tenant in accordance with the provisions of this Lease until the Landlord has re-let the Premises or otherwise dealt with the Premises in such manner that the cessation of payments by the Tenant will not result in loss to the Landlord, and the Tenant agrees to be liable to the Landlord, until the end of the Term of this

Lease for payment of any difference between the amount of Rent hereby agreed to be paid for the Term hereby granted and the Rent any new tenant pays to the Landlord.

(4) The Tenant covenants that, notwithstanding any present or future Act of the Legislature of the Province of Ontario, the personal property of the Tenant during the term of this Lease shall not be exempt from levy by distress for Rent in arrears, and the Tenant acknowledges that it is upon the express understanding that there should be no such exemption that this Lease is entered into, and by executing this Lease:

> (i) the Tenant waives the benefit of any such legislative provisions which might otherwise be available to the Tenant in the absence of this agreement; and
>
> (ii) the Tenant agrees that the Landlord may plead this covenant as an estoppel against the Tenant if an action is brought to test the Landlord's right to levy distress against the Tenant's property.

(5) If, when an Act of Default has occurred, the Landlord chooses not to terminate the Lease and re-enter the Premises, the Landlord shall have the right to take any and all necessary steps to rectify any or all Acts of Default of the Tenant and to charge the costs of such rectification (plus an administration fee equal to 15% of the costs of such rectification) to the Tenant and to recover the costs as additional rent.

(6) If, when an Act of Default has occurred, the Landlord chooses to waive its right to exercise the remedies available to it under this Lease or at law the waiver shall not constitute condonation of the Act of Default, nor shall the waiver be pleaded as an estoppel against the Landlord to prevent it exercising its remedies with respect to a subsequent Act of Default. No covenant, term, or condition of this Lease shall be deemed to have been waived by the Landlord unless the waiver is in writing and signed by the Landlord.

11. TERMINATION AT END OF TERM

If the Tenant remains in possession of the Premises after termination of this Lease as aforesaid and if the Landlord then accepts rent for the Premises from the Tenant, it is agreed that such overholding by the Tenant and acceptance of Rent by the Landlord shall create a monthly tenancy only but the tenancy shall remain subject to all the terms and conditions of this Lease except those regarding the Term.

12. ACKNOWLEDGEMENT BY TENANT

The Tenant agrees that it will at any time or times during the Term, upon being given at least forty-eight (48) hours prior written notice, execute and deliver to the Landlord a statement in writing certifying:

(a) that this Lease is unmodified and is in full force and effect (or if modified stating the modifications and confirming that the Lease is in full force and effect as modified);

(b) the amount of Rent being paid;

(c) the dates to which Rent has been paid;

(d) other charges payable under this Lease which have been paid;

(e) particulars of any prepayment of Rent or security deposits; and

(f) particulars of any sub-tenancies.

13. SUBORDINATION AND POSTPONEMENT

(1) This Lease and all the rights of the Tenant under this Lease are subject and subordinate to any and all charges against the land, buildings or improvements of which the Premises form part, whether the charge is in the nature of a mortgage, trust deed, lien or any other form of charge arising from the financing or re-financing, including extensions or renewals, of the Landlord's interest in the property.

(2) Upon the request of the Landlord the Tenant will execute any form required to subordinate this Lease and the Tenant's rights to any such charge, and will, if required, attorn to the holder of the charge.

(3) No subordination by the Tenant shall have the effect of permitting the holder of any charge to disturb the occupation and possession of the Premises by the Tenant as long as the Tenant performs his obligations under this Lease.

14. RULES AND REGULATIONS

The Tenant agrees on behalf of itself and all persons entering the Premises with the Tenant's authority or permission to abide by such reasonable rules and regulations that form part of this Lease and as the Landlord may make from time to time, including the rules and regulations attached hereto as Schedule "A", which schedule shall form an integral part of this Lease.

15. NOTICE

(1) Any notice required or permitted to be given by one party to the other pursuant to the terms of this Lease may be given to the Landlord at the Premises and to the Tenant at the Premises.

(2) The above addresses may be changed at any time by providing written notice to the other party.

(3) Any notice given by one party to the other in accordance with the provisions of this Lease shall be deemed conclusively to have been received on the date delivered if the notice is served personally or seventy-two (72) hours after mailing if the notice is mailed.

16. REGISTRATION

The Tenant shall not at any time register notice of or a copy of this Lease on title to the property of which the Premises form part without consent of the Landlord.

17. INTERPRETATION

(1) The words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include firms and corporations and vice versa.

(2) Unless the context otherwise requires, the word "Landlord" and the word "Tenant" wherever used herein shall be construed to include the executors, administrators, successors and assigns of the Landlord and Tenant, respectively.

(3) When there are two or more Tenants bound by the same covenants herein contained, their obligations shall be joint and several.

(4) This Lease constitutes the entire agreement between the parties pertaining to the subject matter of this Lease and supersedes all prior agreements, offers to lease, understandings, negotiations and discussions, whether oral or written, of the parties. This Lease may not be modified or amended except pursuant to an agreement in writing executed by the Landlord and the Tenant. There are no representations, warranties, covenants, inducements, conditions or other agreements, whether oral or written, express or implied, forming part of or in any way affecting or relating to this Lease except as expressly set out in this Lease. Without limiting the generality of the foregoing, the Tenant specifically acknowledges and agrees that the Landlord has not made any representations or warranties to the Tenant regarding whether the Tenant's intended use of the Premises is permitted by the applicable zoning, the Tenant having independently satisfied itself with respect to this matter prior to signing this Lease. All representations, warranties, covenants, inducements, conditions and other agreements made by either party or their representatives which are relied upon by the other party are contained in this Lease and each party disclaims reliance on any other representations, warranties, covenants, inducements, conditions or agreements.

Signatures on following page.

In Witness of the foregoing covenants the Landlord and the Tenant have executed this Lease.

Witness

LANDLORD

HAUTE INC.

Per: M. Ha

MARC HAZOUT – President

I have authority to bind the Corporation

TENANT

SILVER DRAGON RESOURCES INC.

Per: ____________

Name: Jeffrey Sharman

Title: C.F.O.

I have authority to bind the Corporation

SCHEDULE "A"

SCHEDULE OF RULES AND REGULATIONS FORMING PART OF THIS LEASE

The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in this Lease):

1. The sidewalks, entrances, elevators, stairways and corridors of the building shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than access to and from the Premises.

2. The floors, sky-lights and windows that reflect or admit light into passageways or into any place in the building shall not be covered or obstructed by the Tenant, and no awnings shall be put over any window, except as otherwise consented to by the Landlord.

3. The toilets, sinks, drains, washrooms and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances, such as chemicals, solvents, noxious liquids or pollutants shall be thrown therein, and any damage resulting to them from misuse shall be borne by the Tenant by whom or by whose employees, agents, servants, contractors or invitees the damage was caused.

4. The Tenant shall not perform any acts or carry on any activity which may damage the Premises or the common areas or be a nuisance to any other tenant.

5. No animals or birds shall be brought into the building or kept on the Premises.

6. The Tenant shall not mark, drill into, bore or cut or in any way damage or deface the walls, ceilings or floors of the Premises, and no wires, pipes or conduits shall be installed in the Premises without prior written approval of the Landlord. No broadloom or carpeting shall be affixed to the Premises by means of a non-soluble adhesive or similar products.

7. No one shall use the Premises for sleeping apartments or residential purposes, for the storage of personal effects or articles other than those required for business purposes, or for any illegal purpose.

8. The Tenant shall not use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, public address systems, sound amplifiers, radio, broadcast or television apparatus within the building which is in any manner audible or visible outside of the Premises.

9. The Tenant must observe strict care not to allow windows to remain open so as to admit rain or snow, or so as to interfere with the heating of the building. The Tenant neglecting this rule will be responsible for any damage caused to the property of other tenants, or to the property of the Landlord, by such carelessness. The Tenant, when closing the Premises, shall close all windows and lock all doors.

10. The Tenant shall not without the express written consent of the Landlord, place any additional locks upon any doors of the Premises and shall not permit any duplicate keys to be made therefor; but shall use only additional keys obtained from the Landlord, at the expense of the Tenant, and shall surrender to the Landlord on the termination of the Lease all keys of the Premises.

11. No inflammable oils or other inflammable, toxic, dangerous or explosive materials shall be kept or permitted to be kept in or on the Premises.

12. Nothing shall be placed on the outside of windows or projections of the Premises. No air-conditioning equipment shall be placed at the windows of the Premises without the consent in writing of the Landlord.

13. The Tenant shall first obtain in writing the consent of the Landlord to any alteration or modification to the electrical system in the Premises and all such alterations and modifications shall be completed at the Tenant's expense by an electrical contractor acceptable to the Landlord.

14. The Tenant shall first obtain in writing the consent of the Landlord to the placement by the Tenant of any garbage containers or receptacles outside the Premises or building.

15. The Tenant shall not install or erect on or about the Premises television antennae, communications towers, satellite dishes or other such apparatus.

16. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the building and for the preservation of good order therein and the same shall be kept and observed by the Tenant, its employees, agents, servants, contractors or invitees. The Landlord may from time to time waive any of such rules and regulations as applied to particular tenants and is not liable to the Tenant for breaches thereof by other tenants.

Haute Inc.
200 Davenport Road
Toronto, Ontario
Canada, M5R 1J2

Telephone 416.223.8500
Facsimile 416.223.8507

September 7, 2012

200 Davenport Road
Toronto
On, M5R 1J2

Attention: Robyn Reinemo
CFO

Re: Silver Dragon Resources Ltd.

Madame:

On December 19, 2011; Haute Inc. and Silver Dragon Resources Inc. entered into a lease agreement for the premises at 200 Davenport Road, Toronto, Ontario based on an estimate of 1,860 square foot of rentable area.

On August 22, 2012, Extreme Measures calculated the actual square foot of rentable area to be 2,075 square foot in compliance with BOMA Retail Buildings: Standard Methods of Measurement. (Please find attached the confirmation from Extreme Measures.)

Base Rent and Additional rent are based on a rental rate of $25.00 per square foot and $8.00 square foot respectively. The original estimated monthly rent of $3,875.00 and $1,240.00 respectively for a total of $5,115.00; is amended to $4,322.92 and $1,383.33 respectively for a total of $5,706.25 (excluding HST).

Please provide six post-dated cheques for $6,448.07 (including HST), and a cheque for $2,672.47 ($668.12 X 4) for the shortage for the months June to September 2012.

Yours very truly,

HAUTE INC.

Marc Hazout
President

extreme measures inc.

www.xmeasures.com
mail@xmeasures.com

tel: 416.323.2858
fax: 416.323.0855
toll free: 1.877.XMEASURES

55 Avenue Road
West Tower, Suite 2920
Toronto, ON M5R 3L2

Prepared: August 22, 2012

Att: Mr. Marc Hazout

Haute Inc "Client"
200 Davenport Road
Toronto, ON M5R 1J2

Re: Floor 1 - 200 Davenport Road, Toronto, Ontario ("Property")

Subsequent to our site measurements of the Property on August 14, 2012 we confirm the following:

The area noted below is in compliance with *BOMA RETAIL BUILDINGS: STANDARD METHODS OF MEASUREMENT.* The area is consistent with version 1 of the corresponding floor plan.

Entire Building: Gross Leasable Area on August 22, 2012 = 2,075 square feet

If you have any concerns, please feel free to contact our office at your convenience.

Thank you,
Extreme Measures Inc.

extreme measures inc

www.xmeasures.com
mail@xmeasures.com

tel: 416.323.2858
fax: 416.323.0855
toll free: 1.877.XMEASURES

55 Avenue Road
West Tower, Suite 2920
Toronto, ON M5R 3L2

Prepared: August 20, 2012

Att: Mr. Marc Hazout

Haute Inc "Client"
200 Davenport Road
Toronto, ON M5R 1J2

Re: Floor 1 - 200 Davenport Road, Toronto, Ontario ("Property")

Subsequent to our site measurements of the Property on August 14, 2012 we confirm the following:

The area noted below is in compliance with *BOMA RETAIL BUILDINGS: STANDARD METHODS OF MEASUREMENT*. The area is consistent with version 1 of the corresponding floor plan.

Floor 1: Gross Leasable Area on August 20, 2012 = 740 square feet

If you have any concerns, please feel free to contact our office at your convenience.

Thank you,
Extreme Measures Inc.



UP
DN
24'-1"
11'-8"
UP
21'-11"
15'-0"
FLOOR 1
15'-0"
9'-10"
DN
MECH.
ELEC.
ROOM
DN
15'-3"
UP
UP
7'-11"
15'-0"
11'-8"
FLOOR 2
DN
CLEAR
HEIGHT=
195.5
15'-5"
8'-7"
15'-0"
11'-8"
CLEAR HEIGHT= 31"
FLOOR 3
0
5
10
feet

"Client"

Haute Inc

Version: V1	Prepared: 20/08/2012
	Measured: 14/08/2012

200 Davenport Road
Toronto, Ontario

Entire Buiding

Floor 1
Gross Leasable Area
740 sq ft



Dupont St
Davenport Rd
N
Avenue Rd
Bay St
Bloor St

extreme measures
Tel: 416.323.2858
Fax: 416.323.0855
mail@xmeasures.com
www.xmeasures.com